ATMAIN02: CREDIT AGRMT AMDMT JULY 98.DOC



                      FIRST AMENDMENT TO CREDIT AGREEMENT


      THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "First Amendment") is dated as of the 22nd day of July, 1998 among CULP, INC. (the "Borrower"), WACHOVIA BANK, N.A. (successor by merger to Wachovia Bank of Georgia, N.A.), as Agent (the "Agent"), FIRST UNION NATIONAL BANK (successor by merger to First Union National Bank of North Carolina), as Documentation Agent and WACHOVIA BANK, N.A.(successor by merger to Wachovia Bank of North Carolina, N.A.), FIRST UNION NATIONAL BANK, SUNTRUST BANK, ATLANTA, and COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH (collectively, the "Banks");


                             W I T N E S S E T H:


      WHEREAS, the Borrower, the Agent, the Documentation Agent and the Banks executed and delivered that certain Credit Agreement, dated as of April 23, 1997 (the "Credit Agreement");

      WHEREAS, the Borrower has requested and the Agent, the Documentation Agent and the Banks have agreed to a certain amendment to the Credit Agreement, subject to the terms and conditions hereof;

      NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by the parties hereto, the Borrower, the Agent, the Documentation Agent and the Banks hereby covenant and agree as follows:

      1. Definitions. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

      2. Amendment to Section 1.01. Section 1.01 of the Credit Agreement hereby is amended by deleting the definition of "Commitment" and substituting therefor the following:

                                     8
ATMAIN02: CREDIT AGRMT AMDMT JULY 98.DOC
            "Commitment" means, for each Bank, the amount set forth
opposite the name of such Bank on the signature page of this      First
Amendment.

      3. Amendment to Section 1.01. Section 1.01 of the Credit Agreement hereby is amended by deleting the definition of "Commitment Reduction Date".

      4. Amendment to Section 2.02. Section 2.02(a) of the Credit Agreement hereby is amended by deleting the proviso at the end of clause (iv) thereof.

      5.  Amendment  to  Section  2.06(a).   Section  2.06(a)  of  the  Credit
Agreement hereby is amended by deleting it in its entirety and substituting the following therefor:

            (a) "Applicable Margin" means:

      (i) for the period commencing on the Closing Date to and including the first Performance Pricing Determination Date, (x) for any Base Rate Loan, 0.00%, and (y) for any Euro-Dollar Loan or Foreign Currency Loan, 0.275%; and

      (ii) from and after the first Performance Pricing Determination Date until the end of Fiscal Year 1999, (x) for any Base Rate Loan, 0.00% and (y) for each Euro-Dollar Loan, the percentage determined on each Performance Pricing Determination Date by reference to the table set forth below as to such type of Loan and the Debt/EBITDA Ratio for the quarterly or annual period ending immediately prior to such Performance Pricing Determination Date.

               Debt/EBITDA Ratio                Applicable Margin
                  < 1.0 to 1.0                         0.25%

                  > 1.0 to 1.0 but
                  < 2.0 to 1.0                         0.275%
                  > 2.0 to 1.0 but
                  < 2.5 to 1.0                         0.30%

                  > 2.5 to 1.0 but
                  < 3.0 to 1.0                         0.3625%
                  > 3.0 to 1.0 but                     0.55%
                  < 3.5 to 1.0

                  > 3.5 to 1.0                         0.75%
      and, (iii) from and after the beginning of Fiscal Year 2000, (x) for any Base Rate Loan, 0.00% and (y) for each Euro-Dollar Loan, the percentage determined on each Performance Pricing Determination Date by reference to the table set forth below as to such type of Loan and the Debt/EBITDA Ratio for the quarterly or annual period ending immediately prior to such Performance Pricing Determination Date.

             Debt/EBITDA Ratio                        Applicable Margin
                  < 1.0 to 1.0                         0.25%

                  > 1.0 to 1.0 but
                  < 2.0 to 1.0                         0.275%
                  > 2.0 to 1.0 but
                  < 2.5 to 1.0                         0.30%

                  > 2.5 to 1.0 but
                  < 3.0 to 1.0                         0.3625%

                  > 3.0 to 1.0                         0.55%

            In determining interest for purposes of this Section 2.06 and fees for purposes of Section 2.07, the Borrower and the Banks shall refer to the Borrower's most recent consolidated quarterly and annual (as the case may
be) financial statements delivered pursuant to Section 5.01(a) or (b), as the case may be. If such financial statements require a change in interest pursuant to this Section 2.06 or fees pursuant to Section 2.07, the Borrower shall deliver to the Agent, along with such financial statements, a notice to that effect, which notice shall set forth in reasonable detail the calculations supporting the required change. The "Performance Pricing
Determination Date" is the date which is the last date on which such financial statements are permitted to be delivered pursuant to Section 5.01(a) or (b), as applicable. Any such required change in interest and fees shall become effective on such Performance Pricing Determination Date, and shall be in effect until the next Performance Pricing Determination Date, provided that: (x) for Fixed Rate Loans, changes in interest shall only be effective for Interest Periods commencing on or after the Performance Pricing Determination Date; and (y) no fees or interest shall be decreased pursuant to this Section 2.06 or Section 2.07 if a Default is in existence on the Performance Pricing Determination Date.

      6. Amendment to Section 2.09. Section 2.09 of the Credit Agreement hereby is amended by deleting it in its entirety and substituting the following therefor:

                 SECTION 2.09. Termination of Commitments. The Commitments shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

      7. Amendment to Section 5.21. Section 5.21 of the Credit Agreement hereby is amended by deleting it in its entirety and substituting the following therefor:

                  SECTION 5.21. Debt/EBITDA Ratio. The Debt/EBITDA Ratio will at the end of each Fiscal Month (i) during Fiscal Year 1999, be less than 4.0 to 1.0, and (ii) thereafter, be less than 3.5 to 1.0.

      8. Amendment to Section 5.22. Section 5.22 of the Credit Agreement hereby is amended by deleting it in its entirety and substituting the following therefor:

                  SECTION 5.22. Acquisitions. Neither the Borrower nor any Subsidiary shall make any Acquisitions after the Closing Date, except that the Borrower may make any Acquisition which is (i) of stock or assets of a Person in substantially similar lines of business to that of the Borrower and its Subsidiaries and (ii) in an aggregate amount for any single Acquisition or series of related Acquisitions which does not exceed $50,000,000.

      9. Amendment to Exhibit F. Exhibit F to the Credit Agreement hereby is amended by deleting paragraph 7 thereof and substituting the following paragraph 7 therefor:

                  7.  Debt/EBITDA Ratio (Section 5.21)

                  The  Debt/EBITDA  Ratio will at the end of each Fiscal Month
            (i) during Fiscal Year 1999, be less than 4.0 to 1.0, and (ii) thereafter, be less than 3.5 to 1.0.

                  (a)  Total Debt                     $

                  (b)  EBITDA - Schedule 1            $

                  (c)  Actual ratio of (a) to (b)           to 1.0

                  Maximum ratio                       < ___ to 1.0

                                                      [<3.5 to 1.0]

                                                      [<4.0 to 1.0]

      10. Assignment of Loans. Rabobank Nederland hereby sells and assigns to each of the other Banks, and each other Bank hereby purchases, a pro rata (with respect to its Commitments) interest in all of Rabobank Nederland's rights and obligations under the Credit Agreement as of the date hereof as more specifically set forth on Schedule 1 attached hereto.

      11.  Restatement  of  Representations   and  Warranties.   The  Borrower
hereby restates and renews each and every representation and warranty heretofore made by it in the Credit Agreement and the other Loan Documents as fully as if made on the date hereof and with specific reference to this First Amendment and all other loan documents executed and/or delivered in connection herewith.

      12.  Effect of  Amendment.  Except as set forth  expressly  hereinabove, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding and enforceable obligations of the Borrower. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

      13.   Ratification.   The  Borrower   hereby   restates,   ratifies  and
reaffirms each and every term, covenant and condition set forth in the Credit Agreement and the other Loan Documents effective as of the date hereof.

      14. Counterparts. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, and delivered by facsimile transmission, each of which when so executed and delivered (including by facsimile transmission) shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

      15. Section References. Section titles and references used in this First Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

      16. No Default. To induce the Agent and the Banks to enter into this First Amendment and to continue to make advances pursuant to the Credit Agreement, the Borrower hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists (i)-no Default or Event of Default and (ii)-no right of offset, defense, counterclaim, claim or objection in favor of the Borrower arising out of or with respect to any of the Loans or other obligations of the Borrower owed to the Banks under the Credit Agreement.

     17. Further Assurances. The Borrower agrees to take such further actions as the Agent shall reasonably request in connection herewith to evidence the amendments herein contained to the Borrower.

      18. Governing Law. This First Amendment shall be governed by and construed and interpreted in accordance with, the laws of the State of Georgia.

      19. Conditions Precedent. This First Amendment shall become effective only upon execution and delivery of this First Amendment by the Borrower, the Agent and each Bank.

      IN WITNESS WHEREOF, the Borrower, the Agent and each of the Banks whose signature appears below has caused this First Amendment to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.


                                    CULP, INC.,
                                    as Borrower                        (SEAL)



                                    By: Phillip W. Wilson
                                        Title: Vice President and
                                                Chief Financial Officer
COMMITMENT:

$33,600,000                         WACHOVIA BANK, N.A. (successor
                                    by merger to Wachovia Bank of
                                    Georgia, N.A. and Wachovia Bank
                                    North Carolina, N.A.), as Agent
                                    and as a Bank                      (SEAL)



                                    By: David G. Black
                                        Title:

                                    COOPERATIEVE CENTRALE
                                    RAIFFEISEN BOERENLEEENBANK
                                    B.A., "RABOBANK NEDERLAND",
                                    NEW YORK BRANCH,
                                    as a Bank                          (SEAL)



                                    By: Theodore W. Cox
                                        Title: Vice President


                                    By: W. Jeffrey Vollack
                                       Title: Senior Credit Officer
                                                Senior Vice President


$30,400,000                         FIRST UNION NATIONAL BANK
                                    (successor by merger to
                                    First Union National Bank
                                    of North Carolina),
                                    as Documentation Agent and
                                    as a Bank                          (SEAL)



                                    By: G. Mendel Lay, Jr.
                                        Title:  Senior Vice President



$24,000,000                         SUNTRUST BANK, ATLANTA,
                                    as a Bank                          (SEAL)



                                    By:  Bradley J. Staples
                                         Title:  Senior Vice President

                                    Schedule 1



Prior Syndicated Loans Outstanding:

      Wachovia Bank, N.A.                 $8,400,000

      First Union National Bank           $7,600,000

      Suntrust Bank, Atlanta              $6,000,000

      Rabobank Nederland                  $3,000,000


Syndicated Loans Purchased from Rabobank Nederland:

      Wachovia Bank, N.A.                 $1,145,454.55

      First Union National Bank           $1,036,363.64

      Suntrust Bank, Atlanta              $  818,181.81


Current Syndicated Loan Balances:

      Wachovia Bank, N.A.                 $9,545,454.55

      First Union National Bank           $8,636,363.64

      Suntrust Bank, Atlanta              $6,818,181.81